Exhibit 5.1

February 27, 2023

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392

Principal Financial Services, Inc.
711 High Street
Des Moines, Iowa 50392

Principal Financial Group, Inc. and Principal Financial Services, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Principal Financial Group, Inc., a Delaware corporation (the “Company”), and Principal Financial Services, Inc., an Iowa corporation (“PFSI”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to the Senior Indenture, dated as of May 21, 2009 (the “Senior Indenture”), among the Company, PFSI, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”), to be issued pursuant to a subordinated indenture (the “Subordinated Indenture”) to be entered into among the Company, PFSI, as guarantor, and the Trustee; (iii) junior subordinated debt securities of the Company (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”) to be issued pursuant to the Junior Subordinated Indenture, dated as of May 7, 2015 (the “Junior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures” and each, an “Indenture”), among the Company, PFSI, as guarantor, and the Trustee; (iv) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (v) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (vi) depositary shares representing fractional interests in Debt Securities or Preferred Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”); (vii) warrants representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other types of securities, property or assets as well as other warrants (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); (viii) purchase contracts representing rights or obligations to purchase or sell Preferred Stock, Common Stock or other securities, property or assets (the “Purchase Contracts”); (ix) purchase units, representing ownership of Purchase Contracts and Debt Securities (or undivided beneficial interests therein), Depositary Shares or debt obligations of third parties, including U.S. Treasury Securities (the “Purchase Units”); and (xii) any other securities that may be described from time to time in the Registration Statement by means of a post-effective amendment (the “Other Securities” and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Purchase Units, the “Securities”). The obligations of the Company with respect to any non-convertible Securities that may be issued by the Company pursuant to the Registration Statement, other than Common Stock, may be guaranteed by PFSI pursuant to one or more guarantees (each, a “PFSI Guarantee”).

Principal Financial Group, Inc.
Principal Financial Services, Inc.	2	February 27, 2023

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indentures and the form of PFSI Guarantee related to the Debt Securities, (b) examined and relied on such corporate or other organizational documents and records of the Company and PFSI and such certificates of public officials and officers and representatives of the Company and PFSI as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company and PFSI delivered to us, and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, or photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the valid existence and good standing of the Trustee, (vi) the corporate or other power and authority of the Trustee to enter into and perform its obligations under each Indenture, (vii) the due authorization, execution and delivery of each Indenture by the Trustee and (viii) the enforceability of each Indenture against the Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.                  When (i)(a) the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Board of Directors”) and (b) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Principal Financial Group, Inc.
Principal Financial Services, Inc.	3	February 27, 2023

2.                  When (i) the terms, and the execution and delivery, of the Subordinated Indenture have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Subordinated Indenture has been duly executed and delivered by the Company, PFSI and the Trustee, (iii)(a) the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.                  When (i)(a) the terms of the Junior Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of the Junior Subordinated Debt Securities have been duly established in accordance with the Junior Subordinated Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Junior Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Junior Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Junior Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Principal Financial Group, Inc.
Principal Financial Services, Inc.	4	February 27, 2023

4.                  When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) the Preferred Stock has been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

5.                  When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv)(a)(1) in the case of Depositary Shares representing fractional interests in Subordinated Debt Securities, the Subordinated Indenture has been duly authorized, executed and delivered by the Company, PFSI and the Trustee, as contemplated in paragraph 2 above, and (2) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1, 2 or 3 above, as the case may be, or (b) the Preferred Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated in paragraph 4 above and, in the case of either (a) or (b), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

Principal Financial Group, Inc.
Principal Financial Services, Inc.	5	February 27, 2023

6.                  When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Common Stock has been duly executed, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

7.                  When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Principal Financial Group, Inc.
Principal Financial Services, Inc.	6	February 27, 2023

8.                  When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.                  When (i) the terms of the Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Purchase Contracts that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 8 above, (iv)(a)(1) the Subordinated Indenture relating to the Subordinated Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below has been duly authorized, executed and delivered by the Company, PFSI and the Trustee, as contemplated in paragraph 2 above and (2) the Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1, 2 or 3 above, as the case may be, (b) the Preferred Stock that forms a part of the Purchase Units has been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 4 above, (c)(1) the Deposit Agreement relating to the Depositary Shares that form a part of the Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 5 above, (2) in the case of Depositary Shares representing fractional interests in Subordinated Debt Securities, the Subordinated Indenture has been duly authorized, executed and delivered by the Company, PFSI and the Subordinated Trustee as contemplated in paragraph 2 above, and (3) the Debt Securities relating to the Depositary Shares that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1, 2 or 3 above, as the case may be or (d) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Purchase Units have been duly authorized, issued and delivered in accordance with their terms, and (v) the certificates representing the Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Units will be validly issued.

Principal Financial Group, Inc.
Principal Financial Services, Inc.	7	February 27, 2023

10.              If any Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and (ii) the Common Stock has been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of such Debt Securities and the applicable Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the Common Stock so issued will be validly issued, fully paid and non-assessable.

11.              When (i) the terms of a PFSI Guarantee have been duly authorized by all necessary action of the board of directors of PFSI so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon PFSI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PFSI and (ii) such PFSI Guarantee has been validly executed and delivered by PFSI, such PFSI Guarantee will constitute a valid and binding obligation of PFSI enforceable against PFSI in accordance with its terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality.

Principal Financial Group, Inc.
Principal Financial Services, Inc.	8	February 27, 2023

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP